Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS AGREEMENT made as of February 21, 2023 between:

CANOPY GROWTH CORPORATION, a corporation governed by the federal laws of Canada

(the “ Company”),

- and -

VERITION CANADA MASTER FUND LTD., a corporation existing under the laws of the Cayman Islands

(the “Investor”).

WHEREAS the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, senior unsecured convertible debentures (the “Convertible Debentures”) in the principal amount of up to US$150,000,000 with an initial US$100,000,000 (the “Initial Subscription Amount”) payable on the Initial Closing Date (as defined below) and an additional US$50,000,000 (the “Second Subscription Amount”) payable on the Second Closing Date (as defined below) in the event certain conditions set forth in Section 2.1(b) are satisfied;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the Parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement (including the recitals and the Schedules hereto), unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1933 Act” means the United States Securities Act of 1933, as amended;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person;

“Agreement” means this agreement and the Schedules attached hereto and all amendments, restatements or replacements made hereto by written agreement between the Parties;

“Agent” means ATB Capital Markets Inc.;

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.1(z)(i);

“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 3.1(y)(i);

“Articles” means the articles of incorporation of the Company together with any amendments thereto or replacements thereof;

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Closing Date or Second Closing Date, as applicable, directly or indirectly managed or advised by the Investor’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Investor or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Investor or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Shares would or could be aggregated with the Investor’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject the Investor and all other Attribution Parties to the Maximum Percentage;

“Board” means the board of directors of the Company;

“Business Day” means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, and (b) a day on which banks are generally closed in the Province of Ontario;

“Canadian Defined Benefit Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada);

“Canadian Pension Event” shall mean the occurrence of any of the following: (i) there is a failure to make any required contributions to the fund of a Canadian Pension Plan by the Company or any of its Subsidiaries; (ii) the withdrawal of the Company or any of its Subsidiaries from a “multi-employer plan” as defined in regulation 8500(1) to the Income Tax Act (Canada) where any additional contributions by the Company, or any of its Subsidiaries are triggered by such withdrawal; (iii) any statutory deemed trust or Lien arises in connection with a Canadian Pension Plan or (iv) an event respecting any Canadian Pension Plan occurs which could reasonably be expected to result in the revocation of the registration of such Canadian Pension Plan or to adversely affect the tax status of any such Canadian Pension Plan;

“Canadian Pension Plan” shall mean any Foreign Pension Plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada), whether existing on the Closing Date or which would be considered a Canadian Pension Plan thereafter;

“Cannabis” shall mean any of the following: (i) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome; (ii) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof; (iii) any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose; (iv) any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Laws;

“Cannabis Act” means the Cannabis Act, S.C. 2018 c. 16, an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts as amended from time to time;

“Cannabis Activities” means any activities, including advertising or promotional activities, relating to or in connection with: (i) the possession, importation, exportation, cultivation, production, processing, packaging, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing;

“Cannabis Authorizations” shall have the meaning assigned to such term in Section 3.1(ee);

“Cannabis Laws” means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any Person;

“Cannabis Regulations” means the regulations promulgated under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities;

“Claim” means any third-party (i) suit, action, proceeding, dispute, investigation, claim, arbitration, order, summons, citation, directive, charge, demand or prosecution, whether legal or administrative; or (ii) appeal or application for review; at law or in equity or by any Governmental Entity;

“Closing Document” means any document delivered at the applicable Time of Closing as provided in or pursuant this Agreement;

“Code” shall mean the Internal Revenue Code of 1986, as amended;

“Common Shares” means common shares in the capital of the Company;

“Company” shall have the meaning assigned to such term in the preamble of this Agreement;

“Company Affiliate” shall have the meaning assigned to such term in Section 3.1(z)(ii);

“Contingent Obligation” shall have the meaning assigned to such term in Section 3.1(ll);

“control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” have corresponding meanings;

“Covered Action” shall have the meaning assigned to such term in Section 5.9;

“Conversion Cap” shall have the meaning assigned to such term in Section 4.1(b);

“Conversion Shares” shall have the meaning assigned to such term in Section 3.1(b);

“Convertible Debentures” has the meaning set out in the recitals to this Agreement;

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof;

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval system;

“Employee Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Company, any of its Subsidiaries or any of their respective ERISA Affiliates, or with respect to which such entities could reasonably be expected to have any liability;

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law;

“Environmental Laws” shall mean all applicable Laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Entity, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials);

“Environmental Permits” shall have the meaning assigned to such term in Section 3.1(p);

“Equity Awards” means all awards of common share purchase options, restricted share units, performance share units, deferred share units, stock appreciation rights, performance awards or other shares-based awards under the Omnibus Plan;

“Equity Interests” of any Person shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations, or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred shares, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing;

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder;

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or a Subsidiary of the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code;

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Company, a Subsidiary of the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Company, a Subsidiary of the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the complete or partial withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from any Plan or Multiemployer Plan, if there is any potential liability therefor; (h) the receipt by the Company, a Subsidiary of the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, a Subsidiary of the Company or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (j) the withdrawal of any of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (k) the imposition of liability on the Company, a Subsidiary of the Company or any of their respective ERISA Affiliates pursuant to Section 4069 of ERISA or by reason of the application of Section 4212(c); (l) the occurrence of an act or omission which could give rise to the imposition on the Company or a Subsidiary of the Company or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Benefit Plan; or (m) the imposition of a lien under Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code;

“Event of Default” shall have the meaning assigned to such term in the Indenture;

“Event of Default Condition” shall have the meaning assigned to such term in the definition of Second Tranche Conditions;

“Exchange” means the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded;

“Financial Statements” shall have the meaning assigned to such term in Section 3.1(e);

“Fixtures and Equipment” shall have the meaning assigned to such term in Section 3.1(g)(ii);

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis;

“GDPR” shall have the meaning assigned to such term in Section 3.1(ww);

“Governmental Entity” means any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including the Securities Regulators and stock exchanges;

“Government Official” shall have the meaning assigned to such term in Section 3.1(z)(ii);

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder;

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law;

“Health Canada Licence” means any license issued by Health Canada to the Company, its Subsidiaries or any of their respective Affiliates in respect of their respective Cannabis Activities;

“HIPAA” shall have the meaning assigned to such term in Section 3.1(ww);

“Indebtedness” shall have the meaning assigned to such term in Section 3.1(ll);

“Indenture” shall have the meaning assigned to such term in Section 2.2;

“Initial Closing” means the closing of the sale of US$100,000,000 principal amount of Convertible Debentures on the Initial Closing Date;

“Initial Closing Date” means the date hereof;

“Initial Subscription Amount” shall have the meaning assigned to such term in the recitals to this Agreement;

“Insolvency Event” means, in respect of the Company, the occurrence of any one or more of the following events: (A) the Company ceases to carry on its business, commences any proceeding under Insolvency Legislation including a proposal or an assignment in bankruptcy, petitions or applies to any tribunal for, or consents to, the appointment of any receiver, trustee or similar liquidator in respect of all or a substantial part of its property, admits the material allegations of a petition or application filed with respect to it in any proceeding commenced in respect of it under Insolvency Legislation, or takes any corporate action for the purpose of effecting any of the foregoing; or (B) any proceeding or filing is commenced against the Company seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Insolvency Legislation, or seeking the appointment of a receiver, trustee, custodian or other similar official for it or any of its property or assets;

“Insolvency Legislation” means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada);

“Insolvency Proceeding” means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada);

“Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature;

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.1(w);

“International Jurisdiction” shall have the meaning assigned to such term in Section 3.2(d);

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement;

“Investor Party” shall have the meaning assigned to such term in Section 5.9;

“IT System” shall have the meaning assigned to such term in Section 3.1(ww);

“Laws” means any and all federal, state, provincial, territorial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, code, edict, Order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

“Marijuana” means “marihuana” as defined in 21 U.S.C 802;

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Company or any Subsidiary, individually or taken as a whole, (ii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents, or (iii) the transactions contemplated hereby or in any of the Transaction Documents, or any other agreements or instruments to be entered into in connection herewith or therewith;

“Material Subsidiary” shall have the meaning assigned to such term in Section 3.1(h);

“Maximum Percentage” shall have the meaning assigned to such term in Section 4.1(c);

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions;

“OFAC” shall have the meaning assigned to such term in Section 3.1(y)(ii);

“Omnibus Plan” means the Company’s amended and restated omnibus incentive plan last approved by the shareholders of the Company on September 21, 2020;

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction;

“Parties” means the Company and the Investor and “Party” means any one of them;

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA;

“PCMLTFA” shall have the meaning assigned to such term in Section 3.2(m);

“Permit” shall mean, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Entity, in each case applicable to or binding upon such person or any of its Property or to which such person or any of its Property is subject, and any supplements or amendments with respect to the foregoing;

“Permitted Contingent Investment” means: (i) the Company’s ownership interest in Canopy USA, LLC; and (ii) the acquisition of an option, warrant, right or other contingent agreement to make an investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person;

“Person” means any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, corporation, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity;

“Personal Data” shall have the meaning assigned to such term in Section 3.1(ww);

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Company, any of its Subsidiaries or any ERISA Affiliate, and (iii) in respect of which the Company, any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Policies” shall have the meaning assigned to such term in Section 3.1(xx);

“Privacy Laws” shall have the meaning assigned to such term in Section 3.1(xx);

“Prospectus” shall have the meaning assigned to such term in Section 3.1(d);

“Public Disclosure Documents” shall have the meaning assigned to such term in Section 3.1(e);

“Real Property” shall have the meaning assigned to such term in Section 3.1(g)(i);

“Registration Statement” means a newly filed registration statement of the Company on Form S-3ASR filed with the SEC to register the offer and sale of the Convertible Debentures and the underlying Common Shares by the Company or any subsequent registration statement required to be filed if the Company becomes ineligible to use Form S-3ASR or the initial registration becomes otherwise becomes unavailable;

“Registration Statement Condition” shall have the meaning assigned to such term in the definition of Second Tranche Conditions;

“Regulation S” means Regulation S promulgated under the 1933 Act;

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment;

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan;

“Reporting Jurisdictions” means each of the provinces and territories of Canada;

“Required Fees” shall have the meaning assigned to such term in Section 7.7;

“Requirement of Law” shall mean, as to any Person, any U.S., Canadian or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Entity, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject;

“Rule 144” shall have the meaning assigned to such term in Section 3.1(q);

“Sanctions” shall have the meaning assigned to such term in Section 3.1(y)(ii);

“Sanctions Laws” shall have the meaning assigned to such term in Section 3.1(y)(iii);

“SEC” means the United States Securities and Exchange Commission;

“Second Closing” shall have the meaning assigned to such term in Section 2.1(b);

“Second Closing Date” shall have the meaning assigned to such term in Section 2.1(b);

“Second Closing Deadline” means the 60th day following the Trigger Date.

“Second Closing Time” means 8:00 a.m. (Toronto time) on the Second Closing Date, or such other time as may be agreed to by the Parties;

“Second Subscription Amount” shall have the meaning assigned to such term in the recitals to this Agreement;

“Second Tranche Conditions” means (i) the VWAP of the Common Shares on the Exchange during the three consecutive Trading Days ending on the day before the Trigger Date, or the date that the Registration Statement Condition and the Event of Default Condition is satisfied, as applicable, is greater than US$2.00 (the “VWAP Condition”); (ii) the Registration Statement is available for the sale of the Convertible Debentures and the underlying Common Shares as determined by the Company in good faith (the “Registration Statement Condition”); and (iii) no Event of Default has occurred and is continuing (the “Event of Default Condition”);

“Securities” shall have the meaning assigned to such term in Section 3.1(b);

“Securities Laws” means (i) all applicable Canadian securities Laws in the Reporting Jurisdictions and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the Securities Regulators and all rules and policies of the TSX and (ii) all applicable United States securities laws, including, without limitation, the 1933 Act and the rules and regulations thereunder, the 1934 Act and the rules and regulations thereunder, and all applicable state securities laws and all rules and policies of the Exchange;

“Securities Regulators” means, collectively, the SEC and such other securities commissions or other securities regulatory authorities in the Reporting Jurisdictions;

“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include locating and/or borrowing Common Shares);

“Subsidiaries” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which (i) the ordinary voting power of more than 50% of the Voting Shares is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, and each of the foregoing, is individually referred to herein as a “Subsidiary”;

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing;

“Third Party” shall mean a person other than the Company, any of its subsidiaries or any of their respective Affiliates;

“TIA” shall have the meaning assigned to such term in Section 3.1(n);

“Time of Closing” means 8:00 a.m. (Toronto time) on the Initial Closing Date or the Second Closing Date, as applicable, or such other time as may be agreed to by the Parties;

“Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Shares generally occurs on the Exchange. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day;

“Transaction Documents” shall have the meaning assigned to such term in Section 3.1(a);

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Company or any of its Subsidiaries or any of their Affiliates in connection with (i) this Agreement and the other Transaction Documents and (ii) the transactions contemplated hereby and thereby;

“Transfer Agent” means Computershare Trust Company of Canada or any other transfer agent appointed by the Company;

“Trigger Date” means the first date upon which the Company, whether in one conversion or a series of conversions, has issued, paid or delivered Common Shares pursuant to the Indenture in respect of US$50,000,000 of the aggregate principal amount outstanding under the Indenture and the Convertible Debentures;

“Trustee” means Computershare Trust Company of Canada or any other trustee appointed by the Company pursuant to the Indenture;

“TSX” means the Toronto Stock Exchange or any successor thereto;

“United States” has that meaning ascribed to it in Regulation S;

“Voting Shares” shall mean, with respect to any Person, such person’s Equity Interests having the right to vote for the election of directors (or the equivalent) of such Person under ordinary circumstances (or, in the case of a partnership, the general partnership interests);

“VWAP” means the per share volume-weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CGC US <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session;

“VWAP Condition” shall have the meaning assigned to such term in the definition of Second Tranche Conditions; and

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the Exchange to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., Toronto time, on such date.

1.2	Rules of Construction

In this Agreement:

(a)

the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article, Section of or Schedule to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(g)

any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(h)	all dollar amounts refer to United States dollars unless stated otherwise;

(i)

any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(j)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Time of Essence

Time shall be of the essence of this Agreement.

1.4	Governing Law and Submission to Jurisdiction

(a)

This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)

Each of the Parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.5	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6	Entire Agreement

This Agreement, including, for greater certainty, the Schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or therein.

1.7	Knowledge

For the purposes of this Agreement, with respect to any matter, the “knowledge of the Company” shall mean the knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, after due inquiry, but, in each case, without the requirement to make any inquiries of third parties or any Governmental Entity or to perform any search of any public registry office or system (and each such individual will be deemed to have “knowledge” of a particular fact or other matter if (i) that individual is actually aware of that fact or matter; or (ii) that fact or matter comes to the attention of that individual under circumstances in which a reasonable person would take cognizance of it).

1.8	Schedules

The following Schedule is attached to and forms an integral part of this Agreement:

Schedule “A” - Indenture

ARTICLE 2

PURCHASE OF CONVERTIBLE DEBENTURES

2.1	Investment in Convertible Debentures

(a)

On the terms and subject to the conditions of this Agreement, the Investor agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to the Investor, Convertible Debentures with a principal amount equal to the Initial Subscription Amount.

(b)

On the second Business Day following the date, that occurs on or after the Trigger Date and prior to the Second Closing Deadline, on which all of the Second Tranche Conditions have been satisfied, the Investor shall, subject to compliance by the Company with Section 6.4(b), subscribe for and purchase from the Company, and the Company agrees to issue and sell to the Investor, subject to compliance by the Investor with Section 6.4(c), Convertible Debentures with a principal amount equal to the Second Subscription Amount (such closing the “Second Closing” and such date, the “Second Closing Date”).

(c)

For greater certainty, the Investor may at any time prior to the Second Closing Deadline irrevocably waive in writing the VWAP Condition and/or the Event of Default Condition, whereupon any such waived condition(s) shall not apply for purposes of this Agreement, including for purposes of the definition of “Second Tranche Conditions”.

(d)

During the period from the Trigger Date until the earlier to occur of the Second Closing and the Second Closing Deadline, the Company will immediately notify the Investor in writing from time to time: (i) if the Registration Statement Condition is satisfied, and if previously satisfied, ceases to be satisfied, and thereafter is satisfied, and so on; and (ii) if an Event of Default occurs.

(e)

For greater certainty, in the event that the Second Tranche Conditions are not satisfied (or with respect to the VWAP Condition and/or the Event of Default Condition, waived in accordance with Section 2.1(c)) prior to the Second Closing Deadline, then the Second Closing shall not occur.

2.2	Description of Convertible Debentures

The Convertible Debentures will be governed by a debenture indenture (the “Indenture”) to be entered into on the Initial Closing Date between the Company and the Trustee, pursuant to which the Convertible Debentures will be created and issued in the form attached hereto as Schedule “A”.

2.3	Satisfaction of the Initial Subscription Amount and the Second Subscription Amount

In full satisfaction of the Initial Subscription Amount for the US$100,000,000 in principal amount of Convertible Debentures, the Investor shall pay, or cause to be paid, to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Parties, at or before the Time of Closing on the Initial Closing Date, the Initial Subscription Amount. In full satisfaction of the Second Subscription Amount for the remaining US$50,000,000 aggregate principal amount of Convertible Debentures, the Investor shall pay, or cause to be paid, to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Parties, at or before the Second Closing Time on the Second Closing Date, the Second Subscription Amount.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

In consideration of the Investor entering into this Agreement, the Company hereby represents and warrants to the Investor, and acknowledges and confirms that the Investor is relying upon such representations and warranties in entering into this Agreement:

(a)

Organization; Powers. Each of the Company and each of its Subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and each Closing Document (collectively, the “Transaction Documents”) to which it is or will be a party and to issue the Securities in accordance with the terms hereof and thereof.

(b)

Authorization. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Convertible Debentures and the Common Shares issuable pursuant to the terms of the Convertible Debentures, including, without limitation, upon conversion or otherwise (collectively, the “Conversion Shares” and, together with the Convertible Debentures, the “Securities”) in accordance with the terms of the

Indenture. The execution, delivery and performance by the Company of each of the Transaction Documents (a) has been duly authorized by the Company’s board of directors and the Company has obtained all corporate, or similar action required to be obtained by the Company; and (b) will not (i) violate (A) any provision of Law (including, without limitation, the Securities Laws) applicable to the Company or its Subsidiaries, (B) the certificate or articles of incorporation, amalgamation or other constitutive documents (including any partnership, limited liability company, operating or shareholders’ agreements) or by-laws of the Company or its Subsidiaries, (C) any applicable order of any court or any rule, regulation or order of any Governmental Entity applicable to the Company or its Subsidiaries or (D) any provision of any indenture, loan document, certificate of designation for preferred shares, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than clause (B) thereof) or (ii) of this Section 3.1(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any mortgages, defects, claims, charges, liens, pledges, hypothecs, deeds of trust, taxes, rights of first refusal, encumbrances, security interests or other encumbrances (collectively, “Liens”) upon or with respect to any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries where any such Lien would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)

Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction Document to which it is a party when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Convertible Debentures, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) will be issued to and paid for by the Investor as contemplated by the Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)

No action, consent or approval of, registration or filing with or any other action by any Governmental Entity is or will be required for the execution, delivery or performance of each Transaction Document to which the Company is a party, except for (a) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse

Effect, and (b) the filing with the SEC of (A) the Registration Statement, (B) a Current Report on Form 8-K, (C) a prospectus included in the Registration Statement or otherwise filed pursuant to Rule 424(b) under the 1933 Act (as the same may be amended, the “Prospectus”), (D) the Indenture (and/or any amendment or supplement thereto) and a Form T-1, (E) the filing of the Form 72-503F Report of Distributions Outside Canada with the Ontario Securities Commission, (F) filing of a listing of additional shares notice with the Nasdaq and final approval of the TSX; and (G) any other filings as may be required by any U.S. state securities agencies.

(e)

Public Disclosure Documents; Financial Statements. Since April 1, 2021, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to Section 13 of the 1934 Act and required to be filed on SEDAR pursuant to Canadian Securities Laws (all of the Company’s filings with the SEC or on SEDAR since April 1, 2021 and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Disclosure Documents”). As of their respective dates, the Public Disclosure Documents complied in all material respects with the requirements of applicable Securities Laws applicable to the Public Disclosure Documents, and none of the Public Disclosure Documents, at the time they were filed with the SEC or on SEDAR, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company publicly filed on EDGAR and/or SEDAR since April 1, 2021, which are included in the Public Disclosure Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations promulgated under applicable Securities Law with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject to adjustments which are not expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of Securities Laws. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f)

No Material Adverse Effect. Except as disclosed in the Public Disclosure Documents, since March 31, 2022, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

(g)	Title to Properties; Possession Under Leases.

(i)

The Company and each of its Subsidiaries (as applicable) holds good and marketable title in fee simple or equivalent to, or good and marketable leasehold interests in, or easements or other limited property interests in, all its real properties (the “Real Property”) and, in each case, except for defects in title that do not individually or in the aggregate materially affect its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries (as applicable) has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(ii)

The Company and each of its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiaries in connection with the conduct of its business, except where the failure to hold such title or leasehold interest would not have a Material Adverse Effect (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof, or maintenance or repairs which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Public Disclosure Documents, each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) Liens which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)

Subsidiaries; Joint Ventures; Equity Investees. Schedule 3.1(h) sets forth as of the date hereof (i) the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Company that has operations which are material to the Company (each a “Material Subsidiary”) and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Company or by any such Material Subsidiary, and (ii) other than the Subsidiaries of the Company, the name and jurisdiction of incorporation, formation or organization of each other Person in which the Company or any Subsidiary owns in excess of 20% of the issued and outstanding Equity Interests and, as to each such Person, the percentage of each class of Equity Interests owned by the Company or by any such Subsidiary. As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than Equity Awards granted to employees or directors (or entities controlled by directors) and Common Shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any Subsidiaries of the Company, except as set forth on Schedule 3.1(h).

(i)	Litigation; Compliance with Laws.

(i)

Except as disclosed in the Public Disclosure Documents, there is no Claim before or by any Governmental Entity, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which could reasonably be expected to result in a Material Adverse Effect. No current director, officer or, to the Company’s knowledge, employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Except as disclosed in the Public Disclosure Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or Canadian Securities Regulators involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act, including, without limitation, the Registration Statement. The Company is not aware of any such action, suit, arbitration or to the knowledge of the Company any investigation, inquiry or other proceeding. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii)

Neither the Company nor any of its Subsidiaries is in violation of (nor will the continued operation of their respective property or businesses as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Company’s real property or is in default with respect to any Order applicable to it or any of its property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)

The Company and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti-Money Laundering Laws.

(j)

Issuance of Securities; Registration Statement. The Convertible Debentures have been duly created and authorized and upon issuance in accordance with the terms of this Agreement and the Closing Documents shall be validly issued, fully paid and non-assessable and free from all pre-emptive or similar rights or Liens with respect to the issuance thereof. As of the date hereof, the Company shall have reserved for issuance from its duly authorized share capital not less than 98,929,320 Common Shares. Upon issuance or conversion in accordance with the terms of the Convertible Debentures and the Indenture, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all pre-emptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. The issuance by the Company of the Convertible Debentures and the Conversion Shares have been registered under the 1933 Act, the Convertible Debentures and any Conversion Shares issued upon conversion of the Convertible Debentures are being or will be issued pursuant to the Registration Statement and the Convertible Debentures are and any Conversion Shares issued upon conversion of the Convertible Debentures will be freely transferable and shall be freely tradable by the Investor without restriction. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, the Investor will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement, including all information incorporated by reference therein, and any amendments thereto became effective, at the date of this Agreement and on the Second Closing Date, if any, complied or will comply, as applicable, in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, including all information incorporated by reference therein, at the time it was issued and on the Initial Closing Date and the Second Closing Date, if any, complied or will comply, as applicable, in all material respects with the requirements of the 1933 Act and did not, or will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any underwriter or placement agent furnished to the Company in writing by such underwriter or placement agent expressly for use therein. The Company meets all of the requirements for the use of Form S-3 under the 1933 Act for the offering and sale of the Securities pursuant to the Registration Statement as contemplated by this Agreement and the other Closing Documents, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) relating to any of the Securities, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the 1933 Act). The Registration Statement has been filed with the SEC not earlier than three years prior to the date hereof. No order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or threatened by the SEC. As of the effective time of the Registration Statement, the Registration Statement complied and will comply in all material respects with the 1933 Act and the TIA (as defined below). The Company (i) has not distributed any offering material in connection with the offer or sale of any of the Securities and (ii) until the Investor does not hold any of the Securities, shall not distribute any offering material in connection with the offer or sale of any of the Securities to, or by, the Investor, in each case, other than the Registration Statement and the Prospectus.

(k)	Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)

Use of Proceeds. The Company will use the net proceeds from the sale of the Convertible Debentures as described in the Prospectus. No part of the net proceeds from the sale of the Convertible Debentures will be used, directly or indirectly, in any manner that would result in a breach of any applicable Cannabis Law, including (a) for any Marijuana or Marijuana-related operations of the Company or any of its Subsidiaries and Affiliates, or (b) by or for any Subsidiary or Affiliate involved in Marijuana or Marijuana-related operations in the United States, in each case unless and until such operations are permitted by the federal and applicable state Laws of the United States.

(m)

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, provincial, and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Company and each of its Subsidiaries, there are no claims being asserted in writing to the Company with respect to any Taxes.

(n)

Qualification Under Trust Indenture Act. Prior to any issuance of any Convertible Debentures hereunder, the Company shall qualify or cause or arrange for the Trustee to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) and enter into any necessary supplemental indentures in connection therewith and, so long as the Convertible Debentures remain outstanding, the Indenture shall be maintained in compliance in all material respects with the TIA.

(o)

Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and, to the knowledge of the Company, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (iii) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Company, any of its Subsidiaries or any of their ERISA Affiliates; (iv) no ERISA Event or Canadian Pension Event has occurred or is reasonably expected to occur; (v) the Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of applicable laws with respect to each Canadian Pension Plan and have performed all their obligations under each Canadian Pension Plan; (vi) all Canadian Pension Plans have been established, administered, maintained and funded in accordance with the terms of such Canadian Pension Plan and all applicable laws; and (vii) each Canadian Pension Plan that is intended to qualify for tax-preferred or tax-exempt treatment has been duly registered or qualified, as applicable, in accordance with applicable laws, and nothing has subsequently occurred which would cause such Canadian Pension Plan to lose such status; and (viii) no Taxes, penalties or fees are owing or exigible under any Canadian Pension Plan. As of the date of this Agreement, none of the Company or any of its Subsidiaries sponsors, maintains, contributes to or has any liability or contingent liability in respect of any Canadian Defined Benefit Plan.

(p)

Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened, which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Company or any of its Subsidiaries or any of their respective predecessors, (ii) the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, and (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Company or any of its Subsidiaries) of any property currently or, to the knowledge of the Company, formerly owned or leased by the Company or any of its Subsidiaries that is in the possession or control of the Company.

(q)

Acknowledgment Regarding the Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries, or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the issued and outstanding Common Shares (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Convertible Debentures. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(r)

Fees. The Company shall be responsible for the payment of any Agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby including, without limitation, the Agent’s fees payable in connection with the sale of the Convertible Debentures as set out in the engagement letter between the Company and the Agent dated February 10, 2023.

The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim; provided that the Company shall not have any liability for amounts beyond those set forth in the engagement letter between the Company and the Agent dated February 10, 2023. The Company acknowledges that it has engaged the Agent in connection with the sale of the Convertible Debentures. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Convertible Debentures.

(s)

No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the Public Disclosure Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or financial condition that (i) would be required to be disclosed by the Company under applicable Securities Laws on a Form 8-K filed with the SEC which has not been publicly announced as of the date hereof, or (ii) could have a Material Adverse Effect.

(t)

Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation of Laws respecting employment and applicable to the Company; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages, vacation pay, severance, commissions, premiums for unemployment insurance, pension plan premiums, and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP. Except as disclosed in the Public Disclosure Documents, there are no material bonuses, distributions, termination payments, severance payments, or excess salary payments which will be payable to any officer, director, employee or consultant relating to their employment or services rendered to the Company or any of its Subsidiaries after the date hereof.

(u)

Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are currently engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)

No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, neither the Company, its Subsidiaries nor any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq or TSX or any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(w)

Intellectual Property Rights. Except as described in the Public Disclosure Documents, (i) the Company and its Subsidiaries own or possess adequate rights or licenses to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property, including any and all registrations, applications for registration, and goodwill associated with any of the foregoing currently employed by them in connection with the business as described in the Public Disclosure Documents and which the failure to so own or possess adequate rights or license could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights exclusively licensed to the Company and its Subsidiaries, in each case, which are material to the conduct of the business of the Company and its Subsidiaries as described in the Public Disclosure Documents are valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iv) all Intellectual Property Rights owned or purported to be owned by the Company or its Subsidiaries is owned solely by the Company or its Subsidiaries and is owned free and clear of all liens, encumbrances, defects and other restrictions; (v) to the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, except to the extent that the infringement, misappropriation or violation, would not, individually or in the aggregate, have a Material Adverse Effect; (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of a third party; and (vii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(x)	[RESERVED].

(y)	USA PATRIOT Act; OFAC.

(i)

The Company and each of its Subsidiaries is in compliance in all material respects with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the “Anti-Money Laundering Laws”).

(ii)

None of the Company or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Company, any agent, employee or Person in control of the Company or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or Her Majesty’s Treasury of the United Kingdom (“Sanctions”), (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

(iii)

The Company will not directly or knowingly indirectly use the proceeds from the sale of the Convertible Debentures or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, Her Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(z)	Foreign Corrupt Practices Act.

(i)

The Company and its Subsidiaries, their respective directors and officers, and to the knowledge of the Company or any of its Subsidiaries, their agents or employees, are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”).

(ii)

Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other any other representatives acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”), has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(aa)

Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(bb)

Employee Relations. Except as set forth on Schedule 3.1(bb), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant where such violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, other than liabilities as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours that are applicable to the Company and its Subsidiaries, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)

Reporting Issuer. The Company is a reporting issuer in each of the Reporting Jurisdictions, is not in default under the Canadian Securities Laws of any of the Reporting Jurisdictions and is not on the list of defaulting issuers maintained by the applicable Canadian Securities Regulators in each of the Reporting Jurisdictions. The Company will not at the Time of Closing be in default under the Canadian Securities Laws of any of the Reporting Jurisdictions and will not be on the list of defaulting issuers maintained by any Canadian Securities Regulators in such Reporting Jurisdictions.

(dd)

Cannabis Activities. The Company and each of its Subsidiaries conducts and has conducted all Cannabis Activities in compliance with all Cannabis Laws that are applicable to it, its property or its business. Neither the Company nor any of its Subsidiaries nor any director, officer, employee or any agent or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of the Company or any of its Subsidiaries, possessed, cultivated, produced, processed, imported, exported, distributed, purchased or sold, or has any current intention to possess, cultivate, produce, process, import, export, distribute, purchase or sell, any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Company or any of its Subsidiaries holds an investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Company and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Company and its Subsidiaries do not (and do not hold any investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in material compliance with all applicable federal, state, provincial or municipal laws.

(ee)

Compliance with Cannabis Laws. Each of the Company and each of its Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in full compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, decrees, guidances, including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Entity alleging or asserting material noncompliance with any Cannabis Laws or any licences, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto (collectively, “Cannabis Authorizations”); (C) possesses all Cannabis Authorizations required for the conduct of its business and such Cannabis Authorizations are valid and in full force and effect, and the Company, its Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity or third party alleging that any operation or activity of the Company, its Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations, and has no knowledge or reason to believe that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Entity has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Entity is considering taking or would have reasonable grounds to take such action. The execution, delivery and performance of the Closing Documents and the transactions contemplated herein, will not have any material adverse impact on the Health Canada Licences or require the Company or any Subsidiaries to obtain any new licence or consent or approval under the Cannabis Laws.

(ff)

Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Company’s articles, by-laws, or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(gg)

All Necessary Permits. The Company and each of its Subsidiaries possesses all Permits and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)

Absence of Certain Changes. Except as set forth in the Public Disclosure Documents since December 31, 2022, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or financial condition of the Company or any of its Subsidiaries. Except as set forth in the Public Disclosure Documents since December 31, 2022, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, in excess of $5,000,000, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, in excess of $5,000,000, outside of the ordinary course of business, or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the sale of the Convertible Debentures, will not be Insolvent. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(ii)

Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its constating documents, any certificate of designation, or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as could not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in violation of any of the rules, regulations or requirements of Nasdaq or TSX. The Common Shares are listed and posted for trading on the TSX and the Nasdaq and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale or issuance of the Common Shares or the trading of any of the Company’s issued securities has been issued and, to the knowledge of the Company, no (formal or informal) proceedings for such purpose have been threatened or are pending. The Company is in material compliance with the policies and notices of the TSX and Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(jj)

Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

(kk)

Transactions With Affiliates. Except as set forth in the Public Disclosure Documents, none of the current officers or directors of the Company and, to the knowledge of the Company, none of the Company’s shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction, in each case, that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.

(ll)

Indebtedness and Other Contracts. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Public Disclosure Documents which are not so disclosed in the Public Disclosure Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(mm)	Capitalization and Voting Rights.

(i)

The authorized share capital of the Company consists of an unlimited number of Common Shares. As of February 17, 2023, the outstanding share capital of the Company consists of 494,894,047 Common Shares.

(ii)

All of the Company’s issued and outstanding Common Shares are duly authorized and have been validly issued as fully paid and non-assessable shares and were issued in compliance in all material respects with all Securities Laws.

(iii)

As of February 17, 2023, there were an aggregate of up to 161,431,270 Common Shares issuable upon the conversion, exercise or exchange of all outstanding securities of the Company which may be converted, exercised or exchanged for Common Shares.

(iv)

Other than as disclosed in the Public Disclosure Documents, as at the date hereof, there are no contracts, commitments or agreements relating to voting or giving of written consents with respect to the Common Shares (i) between or among the Company and any of its shareholders; or (ii) to the knowledge of the Company, between or among any of the shareholders of the Company.

(v)

Other than as waived prior to the date hereof, no holder of Common Shares is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Company as a result of the execution of the Transaction Documents or consummation of transactions contemplated thereby.

(vi)	Except as set forth on Schedule 3.1(mm)(vi), neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(vii)	Except as disclosed in the Public Disclosure Documents, as at the date hereof, there are no pre-emptive rights or similar rights to subscribe for any securities of the Company’s Subsidiaries.

(nn)

Organizational Documents. The Company has furnished to the Investor true, correct and complete copies of the Company’s articles of amendment, as in effect on the date hereof, and the Company’s bylaws, as in effect on the date hereof, and the material terms of all securities that are exercisable or convertible into Common Shares and the material rights of the holders thereof in respect thereto, to the extent not available on EDGAR or SEDAR.

(oo)

Internal Accounting and Disclosure Controls. Except as set forth in the Public Disclosure Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act and in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) that comply with the requirements of the 1934 Act and Canadian Securities Laws and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the Public Disclosure Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the applicable Securities Laws) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Law is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the applicable Securities Law, as applicable, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Laws is accumulated and communicated to the Company’s management, including its principal/chief executive officer or officers and its principal/chief financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal control over financial reporting of the Company or any of its Subsidiaries.

(pp)

Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings, if any, pursuant to Securities Laws and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(qq)

Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(rr)

U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, nor anticipates becoming, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall and to the extent such certifications can be made by the Company and its Subsidiaries, so certify upon the Investor’s request.

(ss)

Transfer Taxes. On the Initial Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Convertible Debentures in the principal amount of the Initial Subscription Amount to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(tt)	[RESERVED].

(uu)

Omnibus Plan. Each Equity Award granted by the Company under the Company’s Omnibus Plan was granted (i) in accordance with the terms of the Omnibus Plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such Equity Award would be considered granted under GAAP and applicable Law. No Equity Award granted under the Omnibus Plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, Equity Awards prior to, or otherwise knowingly coordinate the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(vv)

No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ww)

Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) ”personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other Person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)

Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA and The Personal Information Protection and Electronic Documents Act, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with and currently are in compliance with, the General Data Protection Regulation of the European Union (GDPR) (Regulation EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, materially comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Laws in any material respect. The Company further represents that, except where such event would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(yy)

Registration Rights. Except as disclosed in the Public Disclosure Documents, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or the Investor to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(zz)

Disclosure. The Company confirms that neither it nor, to the knowledge of the Company, any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by the Company or any of its Subsidiaries or any of their respective officers is true and correct in all material respects as of the date on which such information was provided and to the knowledge of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the information furnished after the date hereof by the Company or any of its Subsidiaries to the Investor pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Investor makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

3.2	Representations and Warranties of the Investor

The Investor hereby represents, warrants and covenants to the Company, as of the date hereof and as of the Initial Closing Date, as follows and acknowledges that the Company is relying on such representations and warranties in completing its issuance of the Common Shares:

(a)

Organization. The Investor is duly incorporated and is a company validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power, authority and legal capacity to own or to hold the Convertible Debentures and the underlying Common Shares and to complete the transactions to be completed by it as contemplated in this Agreement. The Investor is in good standing under applicable corporate Laws and in material compliance with applicable Laws.

(b)

Authorization. The Investor has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against the Investor by the Company in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws and to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. No other corporate proceedings of the Investor are necessary to authorize the execution, delivery and performance of this Agreement or the completion of the transactions contemplated hereby.

(c)	No Violation. The entering into of this Agreement will not result in a violation of any of the terms and provisions of any Law applicable to the Investor or its constating documents.

(d)

Residency. The Investor is resident for tax purposes in the Cayman Islands (the “International Jurisdiction”), which address is the residence or principal place of business of the Investor and such address was not obtained or used solely for the purpose of acquiring the Convertible Debentures.

(e)

Purchasing as Principal. The Investor is purchasing the Convertible Debentures as principal for its own account and not for the benefit of any other person or is deemed under the Securities Laws to be purchasing the Convertible Debentures as principal.

(f)

Investor’s Percentage. The Investor is the beneficial holder of an aggregate of CAD$14,000,000 principal amount of 4.25% unsecured senior debentures of the Company. As of the date hereof, the Investor does not beneficially own or have control or direction over, directly or indirectly, any Common Shares.

(g)	Securities Laws. The Investor acknowledges and confirms:

(i)

that the Investor is a either (i) a “qualified institutional buyer”, as such term is defined in Rule 144A promulgated under the 1933 Act or (ii) an institution that is an accredited investor as defined in paragraphs (a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) of Rule 501 promulgated under the 1933 Act.

(ii)

that the Investor has made the investment decision to purchase the Convertible Debentures outside Canada, and has complied with the disclosure requirements applicable to the distribution under the securities law of the jurisdiction outside Canada;

(iii)

that the Investor is not purchasing the Common Shares in a transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada; and

(iv)

that the Common Shares have not been qualified for distribution by prospectus in Canada, that the Investor is acquiring the Convertible Debentures and any underlying Common Shares not with a present view to or for distributing or reselling such securities in Canada, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in Canada.

(h)	United States Securities Laws. The Investor acknowledges and agrees that:

(i)

the Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Convertible Debentures, and has so evaluated the merits and risks of such investment;

(ii)	the Investor is able to bear the economic risk of an investment in the Convertible Debentures and, at the present time, is able to afford a complete loss of such investment;

(iii)

the Investor has had the opportunity to review the Registration Statement, and the documents incorporated by reference into the Registration Statement, this Agreement (including all exhibits and schedules), the Indenture and the certificate representing the Convertible Debentures and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Indenture and the certificate representing the Convertible Debentures and the offering of the Convertible Debentures and the merits and risks of investing in the Convertible Debentures; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

(iv)	neither the Agent nor any Affiliate of Agent has provided the Investor with any information or advice with respect to the Convertible Debentures nor is such information or advice necessary or desired;

(v)

neither the Agent nor any of its Affiliate has made or makes any representation as to the Company or the quality of the Convertible Debentures and the Agent and any of its Affiliates may have acquired non-material non-public information with respect to the Company which such Investor agrees need not be provided to it;

(vi)	in connection with the issuance of the Convertible Debentures to such Investor, neither the Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Investor; and

(vii)

other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the proposed terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Convertible Debentures covered by this Agreement. Other than to other Persons party to this Agreement or to the Investor’s representatives that are bound by confidentiality obligations, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i)	No Representations. No person has made to the Investor any written or oral representations:

(i)	that any person will resell or repurchase any of the Convertible Debentures or the underlying Common Shares;

(ii)	that any person will refund the purchase price of any of the Convertible Debentures;

(iii)	as to the future price or value of any of the Convertible Debentures or the Common Shares; or

(iv)

that any of the Convertible Debentures will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Convertible Debentures for trading on a stock exchange, other than the current listing of the Common Shares on the TSX and the Nasdaq Global Select Market.

(j)

Not a “Control Person”. The Investor will not become a “control person” (as defined in the Securities Act (Ontario)) by virtue of the purchase of the Convertible Debentures, and does not have a current intention to act in concert with any other person to form a control group of the Company.

(k)

Filings. If required by applicable Securities Laws, policy or order or by any Securities Regulators, stock exchange or other Governmental Entity, the Investor will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue of the Convertible Debentures as may be reasonably required.

(l)

Source of Funds. The funds representing the Initial Subscription Amount and the Escrow Amount will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) for the purposes of this paragraph the “PCMLTFA”) and the Investor acknowledges that the Company may in the future be required by law to disclose the name of the Investor and other information relating to this Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLFTA. To the best of the knowledge of the Investor, the Investor agrees that (a) none of the subscription proceeds (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or the International Jurisdiction in which the Investor is resident, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor and, (b) the Investor agrees to promptly notify the Company if it discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(m)	Collection of Personal Information. The Investor:

(i)

acknowledges and consents to the Company collecting and delivering to Governmental Entities in the United States or in any of the Reporting Jurisdictions any personal information provided by the Investor respecting itself which is required to be provided in satisfaction of the Company’s obligations pursuant to Securities Laws; and

(ii)

acknowledges that its name and other specified information, including the number of Convertible Debentures subscribed for, may be disclosed to (A) other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable Laws and (B) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). The Investor consents to the disclosure of that information.

3.3	Survival of Representations and Warranties

The representations and warranties contained herein shall survive the delivery of the Convertible Debentures and shall continue in full force and effect until the time that the Investor owns no Convertible Debentures.

ARTICLE 4

ACKNOWLEDGEMENTS OF THE INVESTOR

4.1	Acknowledgements of the Investor

The Investor acknowledges that:

(a)

the Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing operations and development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Investor, and there can be no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development;

(b)

in order to ensure compliance with Rule 5635 of the rules of The Nasdaq Stock Market, to the extent that conversion of the Convertible Debentures into Common Shares, together with the issuance of Common Shares pursuant to the payment of interest on the Convertible Debentures and any other issuance of Common Shares pursuant to the Convertible Debentures would result in the issuance of more than 19.99% of the Common Shares issued and outstanding on February 17, 2023 (the “Conversion Cap”), the Company shall issue Common Shares equal to, as near as possible, but not exceeding the Conversion Cap, being 98,929,320 Common Shares, and after such number of Common Shares have been issued to the Investor, the remaining issued and outstanding Convertible Debentures shall be surrendered and cancelled in accordance with the terms of the Indenture;

(c)

in accordance with and subject to the terms of the Indenture, in no event shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Convertible Debentures (including, for greater certainty on account of any principal, premium, if any, interest, if any) and the Investor shall not have the right to convert any portion of any Convertible Debenture pursuant to the terms and conditions of the Indenture or the Convertible Debentures and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Investor together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion;

(d)

the Company has advised the Investor that the Company is relying on and will be representing to Governmental Entities that it is relying on an exemption from the requirements to provide the Investor with a prospectus in Canada pursuant to Section 2.3 of OSC Rule 72-503 – Distributions Outside of Canada and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Canadian Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(e)

other than the agency fees payable to the Agent and the fees payable to the Trustee in accordance with the terms of the Indenture, no other fee or commission is payable by the Company in connection with the completion of the transaction contemplated by this Agreement; however, the Company will pay, certain reasonable fees and expenses of the Agent and the Investor (including the reasonable and documented fees and expenses of counsel to the Agent and counsel to the Investor) in connection with the transaction contemplated by this Agreement as contemplated in Section 7.7 hereof;

(f)

there may be material tax consequences to the Investor as a result of an acquisition, conversion or disposition of the Convertible Debentures and on disposition of the Common Shares issuable upon conversion of the Convertible Debentures, and the Company gives no opinion and makes no representations with respect to the tax consequences to the Investor under United States federal, state or local, Canadian federal, provincial or local or other foreign tax law of any such acquisition, conversion or disposition of such Convertible Debentures or Common Shares, as applicable; and

(g)	the Company makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1.

ARTICLE 5

ADDITIONAL COVENANTS

5.1	Actions to be Taken by the Company

The Company will

(a)

promptly following the Initial Closing Date, file with the Securities Regulator in Ontario the Form 72-503F Report of Distributions Outside Canada, in connection with this Agreement and the transactions contemplated by this Agreement; and

(b)

ensure that the issue and sale of the Convertible Debentures by the Company to the Investor and the Common Shares issuable upon conversion thereof by the Investor, will comply, in all material respects, with the requirements of Securities Laws.

5.2	Filings

The Investor will, or will cause others to, as applicable, execute, deliver, file and otherwise assist the Company in filing on a timely basis, such reports, undertakings and other documents required by applicable Laws in connection with the transactions contemplated hereunder.

5.3	Furnishing of Information

Until the time that the Investor owns no Convertible Debentures, the Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to applicable Securities Laws.

5.4	Integration

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Convertible Debentures and the underlying Common Shares for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.5	Securities Laws Disclosure; Publicity

The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the 1934 Act. From and after the issuance of such press release, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall use reasonable efforts to consult with the Agent with respect to issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Agent, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name the Investor or any of its affiliates or investment advisers, including in any press release, or include the name of the Investor or any of its affiliates or investment advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (a) as required by applicable Securities Laws, including in the Prospectus and the Company’s Form 8-K disclosing the transactions contemplated by the Transaction Documents, and (b) to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investor with reasonable prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Investor regarding such disclosure. The foregoing requirements shall not apply in respect of any public disclosure naming the Investor or any of its affiliates or investment advisers using language previously approved by the Investor in writing within the same fiscal year.

5.6	Shareholder Rights Plan

No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Convertible Debentures (or the underlying Common Shares) under the Transaction Documents or under any other agreement between the Company and the Investor.

5.7	Non-Public Information

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 5.5, following the date hereof, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable Law.

5.8	Use of Proceeds

The Company shall use the net proceeds from the sale of the Convertible Debentures hereunder as set forth in the Registration Statement and Prospectus.

5.9	Indemnification of the Investor

Subject to the provisions of this Section 5.9, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, investment advisers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action or claim instituted or made against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party or any other third party (including for these purposes a derivative action brought on behalf of the Company); or (c) any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any Required Fees (a “Covered Action”), with respect to, or arising out of or resulting from, any of the transactions contemplated by the Transaction Documents (unless such Covered Act is based upon a breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such third party or any violations by such Investor Party of Securities Laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any Covered Action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such Covered Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment, including fees and expenses, thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Covered Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for the Investor Party. The Company will not be liable to any Investor under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The Company shall not, without the prior written consent of the Investor Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Party of a release from all liability in respect to such Covered Action, and such settlement shall not include any admission as to fault on the part of the Investor Party. The indemnification required by this Section 5.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, in a commercially reasonable manner. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to Law. For the avoidance of doubt, no directors, officers, shareholders or employees of the Company shall be held personally liable under this Section 5.9

5.10	Reservation of Common Shares

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of pre-emptive rights, an aggregate of 98,929,320 Common Shares for the purpose of enabling the Company to issue Common Shares pursuant to any conversion of the Convertible Debentures, pursuant to the payment of accrued and unpaid interest on the Convertible Debentures and any other issuance of Common Shares pursuant to the Convertible Debentures, including payment on maturity, if applicable.

5.11	Listing of Common Shares

Until the earlier of (i) the date that the Investor owns no Convertible Debentures; and (ii) February 21, 2024, the Company shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the TSX and the Nasdaq Global Select Market. Until the Investor owns no Convertible Debentures the Company shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on one of the TSX or the Nasdaq Global Select Market, and the Company shall apply to list or quote all of the Common Shares underlying the Convertible Debentures on the TSX and the Nasdaq Global Select Market and promptly secure the listing of all of the Common Shares underlying the

Convertible Debentures on such trading markets. The Company further agrees, if the Company applies to have the Common Shares traded on any other trading market, it will then include in such application all of the Common Shares underlying the Convertible Debentures, and will take such other action as is necessary to cause all of the Common Shares underlying the Convertible Debentures to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

ARTICLE 6

CLOSING

6.1	Initial Closing

Subject to the terms and conditions of this Agreement, the Initial Closing for the purchase of the Convertible Debentures herein will be completed on the Initial Closing Date, electronically via email or by such other means as may be agreed upon by the Parties at the Time of Closing on the Initial Closing Date.

6.2	Company Closing Deliveries – Initial Closing

Concurrent with the execution and delivery of this Agreement by the Parties, the Company shall deliver or cause to be delivered to the Investor the following Closing Documents, each in form and substance satisfactory to the Investor, acting reasonably:

(a)

evidence of the conditional acceptance or final acceptance of the issuance and listing of the Common Shares on the TSX and evidence of the submission of a listing of additional shares notice with Nasdaq Global Select Market;

(b)	a certificate of compliance with respect to the Company issued by Corporations Canada as at the Business Day prior to the Initial Closing Date;

(c)

a certificate from a duly authorized officer of the Company certifying (i) the Articles, (ii) the by-laws of the Company, and (iii) the resolutions of the Board approving the issuance of the Convertible Debentures and the Common Shares issuable upon conversion of the Convertible Debentures, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereunder;

(d)	a certificate from the Trustee as to its appointment as trustee for the Convertible Debentures;

(e)

a certificate from the Transfer Agent: (i) as to its appointment as transfer agent and registrar of the Common Shares; and (ii) as to the number of issued and outstanding Common Shares as at the close of business on the Business Day prior to the Initial Closing Date;

(f)

such other instruments or documents, in registrable form or otherwise, in respect of the Convertible Debentures as the Investor may reasonably require to assure the completion of the transactions contemplated by this Agreement;

(g)	a legal opinion dated the Initial Closing Date, in form and substance satisfactory to the Investor, acting reasonably, from Canadian counsel to the Company, addressed to the Investor.

(h)	a legal opinion dated the Initial Closing Date, in form and substance satisfactory to the Investor, acting reasonably, from U.S. counsel to the Company, addressed to the Investor.

6.3	Investor Closing Deliveries – Initial Closing

At or prior to Initial Closing, the Investor shall deliver or cause to be delivered to the Company, the following:

(a)	payment of the aggregate Initial Subscription Amount in accordance with Section 2.3; and

(b)

such other instruments or documents, in registrable form or otherwise, in respect of the Convertible Debentures as the Company may reasonably require to assure the completion of the transactions contemplated by this Agreement.

6.4	Second Closing and Deliveries

(a)

Subject to the terms and conditions of this Agreement, the Second Closing for the purchase of the Convertible Debentures herein will be completed electronically via email or by such other means as may be agreed upon by the Parties at the Time of Closing on the Second Closing Date.

(b)	At or prior to the Second Closing, the Company shall deliver or cause to be delivered to the Investor:

(i)

a certificate from a duly authorized officer of the Company certifying: (a) the representations and warranties of the Company in Section 3.1 of this Agreement are true and correct on and as of the Second Closing Date with the same force and effect as if expressly made on and as of the Second Closing Date, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (b) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Second Closing Date;

(ii)	a certificate of compliance with respect to the Company issued by Corporations Canada as at the Business Day prior to the Second Closing Date; and

(iii)

such other instruments or documents, in registrable form or otherwise, in respect of the Convertible Debentures as the Investor may reasonably require to assure the completion of the transactions contemplated by this Agreement.

(c)	At or prior to Second Closing, the Investor shall deliver or cause to be delivered to the Company:

(i)	payment of the aggregate Second Subscription Amount in accordance with Section 2.3;

(ii)

a certificate from a duly authorized officer of the Investor certifying: (a) the representations and warranties of the Investor in Section 3.2 of this Agreement are true and correct on and as of the Second Closing Date with the same force and effect as if expressly made on and as of the Second Closing Date, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (b) that the Investor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Second Closing Date; and

(iii)

such other instruments or documents, in registrable form or otherwise, in respect of the Convertible Debentures as the Company may reasonably require to assure the completion of the transactions contemplated by this Agreement.

(d)

Immediately following the Company’s receipt of the Second Subscription Amount from the Investor, the Company shall deliver or cause to be delivered to the Investor such other instruments or documents, in registrable form or otherwise, in respect of the Convertible Debentures as the Investor may reasonably require to assure the completion of the Second Closing contemplated by this Agreement.

ARTICLE 7

GENERAL PROVISIONS

7.1	Notices

(a)

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by email or other similar form of communication (provided that if a method of notice other than email is selected, the notice shall also be sent by email), in each case addressed as follows:

(i)	in the case of the Investor:

Verition Advisors (Canada) ULC, as sub manager for Verition Canada

Master Fund Ltd.

Ugland House, PO Box 309

Grand Cayman, KY1-1104, Cayman Islands

Attention:      Manousos Vourkoutiotis, President

Email:            [Omitted pursuant to Item 601(a)(6)]

with a copy (which does not constitute notice) to:

Aird & Berlis LLP

181 Bay Street, Suite 1800

Toronto, Ontario

M5J 2T9

Attention:      Sherri Altshuler and Melanie Cole

Email:            [Omitted pursuant to Item 601(a)(6)]

and to:

Dorsey & Whitney LLP

161 Bay Street, Suite 4310

Toronto, Ontario

M5J 2S1

Attention:      Richard Raymer

Email:            [Omitted pursuant to Item 601(a)(6)]

(ii)	in the case of the Company:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario

K7A 0A8

Attention:      Christelle Gedeon, Chief Legal Officer

Email:            [Omitted pursuant to Item 601(a)(6)]

with a copy (which does not constitute notice) to:

Cassels Brock & Blackwell LLP

40 King Street West, Suite 2100

Toronto, Ontario

M5H 3C2

Attention:      Jonathan Sherman

Email:            [Omitted pursuant to Item 601(a)(6)]

(b)

Any notice, direction or other instrument will (i) if delivered by hand, be deemed to have been given and received on the day it was delivered; (ii) if mailed, be deemed to have been given and received on the third Business Day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received; and (iii) if sent by email or other similar form of communication, be deemed to have been given and received on the Business Day following the day it was so sent.

(c)	Either Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 7.1.

7.2	Further Assurances

Each of the Parties hereto shall, from time-to-time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

7.3	Amendments

No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

7.4	Assignment

Neither Party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

7.5	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the Parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

7.6	No Partnership

Nothing in this Agreement or in the relationship of the Parties hereto shall be construed as in any sense creating a partnership among the Parties or as giving to any Party any of the rights or subjecting any Party to any of the creditors of the other Party.

7.7	Expenses

Unless otherwise explicitly stated herein or in the engagement letter between the Company and the Agent dated February 10, 2023, each Party shall be responsible for their own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein. The Company shall reimburse the Investor for all reasonable documented fees and expenses incurred by it or its Affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and such reasonable fees and expenses may be withheld by the Investor from the Initial Subscription Amount and/or the Second Subscription Amount at the applicable Closing, provided that the Company shall not be required to reimburse the Investor or the Agent for an aggregate amount greater than US$250,000 with respect to the fees (exclusive of taxes and disbursements) of the Investor’s and the Agent’s respective Canadian and U.S. legal counsel. The Company shall be responsible for the payment of the fee payable to the Agent, financial advisory fees, any fees and expenses of the Trustee (including, without limitation, the fees and expenses of any legal counsel to the Trustee), transfer agent fees, The Depository Trust Company fees or broker’s commissions relating to or arising out of the transactions contemplated hereby (collectively, the “Required Fees”), excluding, however, any fees payable to the Agent by the Investor in connection with the Agent’s services to the Investor, including, but not limited to, any broker’s commission or other fees relating to the sale of Common Shares by the Investor through the Agent or any other broker in respect of sales of the Common Shares.

7.8	Language

The Parties confirm having requested that this Agreement and all notices or other communications relating to them be drawn-up in the English language only. Les Parties aux présentes confirment avoir requis que cette convention ainsi que tous les avis et autres communications s’y rapportant soient rédigés en langue anglaise seulement.

7.9	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including counterparts delivered by facsimile or email), with the same effect as if all Parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

* * * * * * *

IN WITNESS WHEREOF this Agreement has been executed by the Parties.

CANOPY GROWTH CORPORATION

Per:	/s/ Judy Hong
Name: Judy Hong
Title: Chief Financial Officer

VERITION ADVISORS (CANADA) ULC, as sub manager for VERITION CANADA MASTER FUND LTD.

Per:	/s/ Manousos Vourkoutiotis
Name: Manousos Vourkoutiotis
Title: President

SCHEDULE “A”

INDENTURE

Please see attached.